Exhibit 4.2

                         CLIFFS DRILLING COMPANY
                       1988 INCENTIVE EQUITY PLAN


Section 1.     Purpose.

     The 1988 Incentive Equity Plan (the "Plan") is intended to encourage key executives and managerial employees of Cliffs Drilling Company (the "Company") and its Subsidiaries or Affiliates to become owners of Stock of the Company in order to increase their interest in the Company's long-term success, to provide incentive equity opportunities which are competitive with other similarly situated corporations and to stimulate the efforts of such employees by giving suitable recognition for services which contribute materially to the Company's success.

Section 2.     Definitions.

      For purposes of the Plan, the following terms shall be defined as set forth below:

     (a) "Affiliate" means any entity other than the Company and its Subsidiaries which the Board designates as an "Affiliate" for the purposes of this Plan.

     (b)  "Board" means the Board of Directors of the Company.

     (c) "Cause" means a felony conviction of a participant or the failure of a participant to contest prosecution for a felony, or a participant's willful misconduct or dishonesty, any of which is directly and materially harmful to the business or reputation of the Company or any Subsidiary or Affiliate.

     (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

     (e) "Committee" means the Committee referred to in Section 3 of the Plan. If at any time a Committee shall not be in existence, then the functions of the Committee specified in the Plan shall be exercised by the Board.

     (f)    "Company"  means  Cliffs  Drilling  Company,  a   corporation
     organized under the laws of the State of Delaware, or any successor corporation.

     (g) "Deferral Period" means the initial period of time during which shares of Deferred Stock awarded pursuant to Section 8 are subject to deferral limitations under Section 8(c).

     (h) "Deferred Stock" means an award made pursuant to Section 8 of the right to receive Stock at the end of a specified deferral period.

     (i) "Disability" means permanent and total disability as determined under the Company's long-term disability program.

     (j) "Disinterested Person" shall have the meaning set forth in Rule 16b-3(d)(3) as promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, or any successor definition adopted by the Commission.

     (k) "Early Retirement" means retirement, with the consent for purposes of this Plan of the Committee (or any officer designated by the Committee) at or prior to the time of retirement, from active employment with the Company or any Subsidiary or Affiliate pursuant to the early retirement provisions of the applicable pension plan of such employer.

     (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

     (m) "Elective Deferral Period" means the deferral period described in Section 8(c)(v).

     (n) "Fair Market Value" means, as of any given date the fair market value of the Stock as determined by the Committee in good faith;
     provided,  however,  that  (a) as to any  grants  made  pursuant  to
     Section 15 or otherwise pursuant to the Plan, effective on or before June 21, 1988, "Fair Market Value" means the lesser of (i) the closing price of the Stock on such date as reported on the principal United States securities exchange on which the Stock is listed, or if the Stock is not so listed, the closing price as quoted on the NASDAQ National Market System, or if the Stock is not so listed or quoted, the closing bid as quoted on the NASDAQ over-the-counter market, and (ii) the average of the closing prices or closing bids, as the case may be, for the 20 trading days following such date, as so listed or quoted, as the case may be, on such principal United States securities exchange, the NASDAQ National Market System, or the NASDAQ over-the-counter market, and (b) as to any grants made pursuant to Section 15 only, effective after such date, "Fair Market Value" means the closing price or closing bid, as the case may be, on the applicable date of grant, as so listed or quoted, as the case may be, on such principal United States securities exchange, the NASDAQ National Market System, or the NASDAQ over-the-counter market.

     (o) "Incentive Stock Option" means any Stock Option intended to be and designated as an "incentive stock option" within the meaning of
     Section 422A of the Code.

     (p) "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

     (q) "Normal Retirement" means retirement from active employment with the Company or any Subsidiary or Affiliate on or after the normal retirement date specified in the applicable pension plan of such employer.

     (r) "Plan" means the Cliffs Drilling Company 1988 Incentive Equity Plan, as hereafter amended from time to time.

     (s) "Restriction Period" means the period of time during which shares of Stock awarded to a participant pursuant to Sections 8(a) and (b) remain subject to the restrictions referred to in Section 8(b).

     (t) "Restricted Stock" means an award of shares of stock that is subject to restrictions under Section 8.

     (u)  "Retirement" means Normal or Early Retirement.

     (v) "Rule 16b-3" as promulgated and amended from time to time by the Securities and Exchange Commission pursuant to Section 16(b) of the Exchange Act.

     (w) "Stock" means the shares of Common Stock, par value $.01 per share, of the Company.

     (x)   "Stock  Appreciation  Right" means  the  right  granted  under
     Section 7 to surrender to the Company all or a portion of a Stock Option in exchange for a payment in cash or Stock.

     (y) "Stock Option" or "Option" means any option to purchase shares of Stock granted pursuant to Section 6.

     (z) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

In addition, the terms "Approval Date," "Change in Control," "Potential Change in Control" and "Change in Control Price" shall have meanings set forth in Section 9.

Section 3.     Administration.

      The Plan shall be administered by the Compensation Committee of the Board of Directors, which shall consist of not less than three Disinterested Persons who are appointed by, and serve at the pleasure of, the Board.

      The Committee shall have the power and authority to grant to eligible employees Stock Options, Stock Appreciation Rights, Restricted Stock and Deferred Stock.

     In particular, the Committee shall have the authority:

            (i) to select the key employees of the Company, its Subsidiaries and Affiliates to whom Stock Options and other awards may from time to time be granted;

           (ii) to determine whether and to what extent Stock Options, Stock Appreciation Rights, Restricted Stock and Deferred Stock are granted;

           (iii) to determine the number of shares to be covered by each such award granted;

           (iv) to determine the terms and conditions, not inconsistent with the terms hereof, of any award granted (including, but not limited to, the share price and any restriction or limitation on, or any vesting, acceleration or forfeiture waiver regarding, any award, based on such factors and criteria as the Committee shall determine, in its sole discretion);

           (v) to determine and adjust the performance goals and measurements applicable to performance-based Deferred Stock and Restricted Stock awards to include or exclude the impact of extraordinary or unusual items, events or circumstances and/or to reflect change in applicable tax or accounting rules and other developments;

          (vi) to determine whether and under what circumstances a Stock Option may be settled in cash, Deferred Stock and/or Restricted Stock under Section 6(j); and

           (vii) to determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an award shall be deferred.

      The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any Stock Option or other award granted and any agreements relating thereto; and to otherwise supervise the administration of the Plan.

      All decisions made by the Committee pursuant to the provisions hereof shall be made in the Committee's sole discretion and shall be final and binding on all persons.

Section 4.     Eligibility.

      Officers and key employees of the Company, its Subsidiaries and its Affiliates (but, subject to Section 15, excluding members of the
Committee and any person who serves only as a director) who are responsible for or contribute to the management, growth and/or profitability of the business of the Company, its Subsidiaries or its Affiliates are eligible to be granted Stock Options, Stock Appreciation Rights, Restricted Stock or Deferred Stock Awards.

      The participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible.

Section 5.     Stock Subject to Plan.
      The total number of shares of Stock reserved and available for distribution pursuant to Stock Options or other awards hereunder shall be 180,000 shares. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

      Subject to Section 7(b)(iv), if any shares of Stock that have been optioned cease to be subject to a Stock Option, or if any such shares of Stock that are subject to any Restricted Stock or Deferred Stock award granted hereunder are forfeited or any such Option or other award otherwise terminates without a payment being made to the participant in the form of Stock, such shares shall again be available for distribution in connection with future awards under the Plan.

       In the event of any merger, reorganization, consolidation, recapitalization, Stock dividend, or other change in corporate structure affecting the Stock, a substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and option price of shares subject to outstanding Options granted under the Plan, and in the number of shares subject to other outstanding awards granted under the Plan as may be determined to be appropriate by the Board, provided that the number of shares subject to any award shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Stock Option.

Section 6.     Stock Options.

      Stock Options may be granted alone or in addition to other awards granted under the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve and the provisions of Stock Option awards need not be the same with respect to each optionee.

      Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options; and (ii) Non-Qualified Stock Options (provided that Incentive Stock Options may not be granted to employees of Affiliates). The Committee may grant to any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights). To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option.

      Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422A of the Code, or, without the consent of the optionee(s) affected, to disqualify any Incentive Stock Option under such Section 422A.

      Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions not inconsistent with the terms of the Plan, as the Committee deems appropriate:

           (a) Exercise Price. The exercise price per share of Stock purchasable under a Stock Option shall be not less than the Fair Market Value on the day the Option is granted.

          (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than ten years after the date such Option is granted and no Non-Qualified Stock Option shall be exercisable more than ten years and one day after the date such Option is granted.

           (c) Exercise of Options. Options shall become exercisable at such time or times and subject to such terms and conditions (including, without limitation, installment exercise provisions) as shall be determined by the Committee, provided, however, that, except as provided in Section 6(f) or (g) (in the case of Disability) and Section 9, unless otherwise determined by the Committee at or after grant, no Stock Option shall be exercisable prior to the first anniversary date of the granting of the option. If the Committee provides that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time in whole or in part based on performance and/or such other factors as the Committee may determine.

           (d) Method of Exercise. Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by certified or bank check, or such other instrument as may be permitted in accordance with rules or procedures adopted by the Committee.

           As determined by the Committee, at or after grant, payment in full or in part may also be made in the form of unrestricted Stock already owned by the optionee or, in the case of the exercise of a Non-Qualified Stock Option, Restricted Stock or Deferred Stock subject to an award hereunder (based in each case, on the Fair Market Value on the date the Option is exercised, as determined by the Committee), provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares may be authorized only at the time the Option is granted.

           If payment of the option exercise price of a Non-Qualified Stock Option is made in whole or in part in the form of Restricted Stock or Deferred Stock, the shares received upon the exercise of such Stock Option shall be restricted or deferred (as the case may be, in accordance with the original terms of the Restricted Stock award or Deferred Stock award in question) and equal in number to the number of shares of Restricted Stock or Deferred Stock surrendered upon the exercise of such Option.

           No shares of Stock shall be transferred until full payment therefor has been made. An optionee shall generally have the rights of a shareholder with respect to shares subject to the Option only when the optionee has given written notice of exercise, has paid in full for such shares and, if requested, given the representation described in Section 12(a).

           (e) Non-Transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.

          At the request of an optionee, Stock purchased upon exercise of an Option may be issued or transferred into the name of the optionee and another person jointly with rights of survivorship.

           (f) Termination by Death. Subject to Section 6(i), if an optionee's employment by the Company or any Subsidiary or Affiliate terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent it was exercisable at the time of death or on such accelerated basis as the Committee may determine at or after grant, by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of one year (or such other period up to three years as the Committee may specify) from the date of death or until the expiration of the stated term of such Stock Option, whichever period is shorter.

           (g) Termination by Reason of Disability or Retirement. Subject to Section 6(i), if an optionee's employment by the Company or any Subsidiary or Affiliate terminates by reason of Disability or Retirement, any Stock Option held by such optionee may thereafter be exercised as the optionee, to the extent it was exercisable at the time of such termination or on such accelerated basis as the Committee may determine at or after grant, for a period of three years (or such shorter period as the Committee may specify at grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is shorter, provided, however, that, if the optionee dies within such three-year period (or such shorter period), any unexercised Stock Option held by such optionee shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of one year from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment by reason of Disability or Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422A of the Code, such Stock Option shall thereafter be treated as a Non-Qualified Stock Option.

            (h) Other Termination of Employment. Unless otherwise determined by the Committee at or after grant, if an optionee's employment by the Company or any Subsidiary or Affiliate terminates for any reason other than death, Disability or Retirement, the optionee will have three months from the date of termination to exercise any and all Stock Options that are then exercisable, except that, if the termination was for Cause, any and all Options shall be immediately cancelled.

           (i) Incentive Stock Option Limitations. To the extent required for "incentive stock option" status under Section 422A of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which Incentive Stock Options granted after 1986 are exercisable for the first time by the optionee during any calendar year under the Plan and any other stock option plan of the Company or any Subsidiary or parent corporation (within the meaning of Section 425 of the Code) or any predecessor of any such corporation, in each case after 1986 shall not exceed $100,000.

           The Committee may provide at grant, to the extent permitted under Section 422A of the Code, that, if (i) a participant's employment with the Company or its Subsidiaries is terminated by reason of death, Disability or Retirement and (ii) the portion of any Incentive Stock Option that is otherwise exercisable during the post-termination period specified under Section 6(f), (g) or (h), applied without regard to this Section 6(i), is greater than the portion of such Option that is exercisable as an "incentive stock option" during such post-termination period under Section 422A, such post-termination period shall automatically be extended (but not beyond the original option term) to the extent necessary to permit the optionee to exercise such Incentive Stock Option either as an Incentive Stock Option or, if exercised after the expiration of the applicable exercise periods under Section 422A(a), as a Non-Qualified Stock Option. The Committee is also authorized to provide a grant for a similar extension of the post-termination exercise period in the event of a Change in Control or a Potential Change in Control.

           (j) Cashout of Option; Settlement of Spread Value in Deferred or Restricted Stock. On receipt of written notice to exercise, the Committee may, in its sole discretion, elect to cashout all or part of the portion of the Stock Option(s) to be exercised with respect to Deferred or Restricted Stock by paying the optionee an amount, in cash or Stock, equal to the excess of the Fair Market Value of the Stock over the option price (the "Spread Value") on the effective date of such cashout.

          Cashouts relating to options held by optionees who are actually or potentially subject to Section 16(b) of the Exchange Act shall comply with the "window period" provisions of Rule 16b-3 referred to in Section 7(b)(ii), to the extent applicable; in addition, in the case of cashouts of Non-Qualified Stock Options held by such optionees, the Committee may determine Fair Market Value under the pricing rule set forth in Section 7(b)(ii)(B).

          In addition, if the option agreement so provides at grant or is amended after grant and prior to exercise to so provide (with the optionee's consent), the Committee may require that all or part of the shares to be issued with respect to (i) the Spread Value payable in the event of a cashout of an unexercised Stock Option or (ii) the Spread Value portion of an exercised Stock Option take the form of Deferred or Restricted Stock, which shall be valued on the date of the cashout or exercise on the basis of the Fair Market Value of such Deferred or Restricted Stock determined without regard to the deferral limitations and/or forfeiture restrictions involved.

Section 7.     Stock Appreciation Rights.

      (a) Grant and Exercise. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Stock Option.

      A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that, unless otherwise determined by the Committee at the time of grant, a Stock Appreciation Right granted with respect to less than the full number of shares covered by a related Stock Option shall not be reduced until the number of shares covered by an exercise or termination of the related Stock Option exceeds the number of shares not covered by the Stock Appreciation Right.

      A Stock Appreciation Right may be exercised by an optionee, in accordance with Section 7(b), by surrendering the applicable portion of the related Stock Option in accordance with procedures established by the Committee for such purposes. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in Section 7(b). Stock Options which have been so surrendered shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

     (b) Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

           (i) Stock Appreciation Rights shall be exercisable only at such times and to the extent that the Stock Options to which they relate are exercisable, in accordance with the provisions of Section 6 and this Section 7 of the Plan, provided that a Stock Appreciation Right shall not be exercisable during the first six months of its term by any optionee except in the event of death or Disability of the optionee prior to the expiration of the six-month period.

           (ii) Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive an amount in cash and/or shares of Stock in the aggregate equal in value to the excess of the Fair Market Value of one share of Stock over the option price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

           (iii) Stock Appreciation Rights shall be transferable only when and to the extent that the underlying Stock Option would be transferable under Section 6(e) of the Plan.

           (iv) Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 of the Plan on the number of shares of Stock to be issued under the Plan, but only to the extent of the number of shares of Stock issued under the Stock Appreciation Right based on the value of the Stock Appreciation Right.

          (v) The Committee may provide, at the time of grant, that such Stock Appreciation Right can be exercised only in the event of a Change in Control and/or a Potential Change in Control, subject to such terms and conditions as the Committee may specify at grant.

Section 8.     Awards of Restricted Stock and Deferred Stock.

      (a) Administration. Shares of Restricted Stock and/or Deferred Stock may be issued either alone or in addition to other awards granted under the Plan. The Committee shall determine the officers and key employees of the Company and its Subsidiaries or Affiliates to whom, and the time or times at which, such grants will be made, the number of shares to be awarded, the price (if any) to be paid under Section 8(b)(i) by the recipient of a Restricted Stock award, the time or times within which such awards may be subject to forfeiture, and all other conditions of the awards.

      The Committee may condition grants of Restricted Stock and/or Deferred Stock upon the attainment of specified performance goals or such other factors or criteria as the Committee may determine.

      The provisions of Restricted Stock and Deferred Stock awards need not be the same with respect to each recipient.

      (b)   Restrictions  and Conditions Applicable to  Restricted  Stock
Awards.   Restricted  Stock  awards shall be  subject  to  the  following restrictions and conditions:

          (i) The purchase price for shares of Restricted Stock shall be not less than their par value.

           (ii) Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter periods as the Committee may specify at grant) after the award date, by executing a Restricted Stock Award Agreement and paying whatever price (if any) is required under Section 8(b)(i).

          The prospective recipient of a Restricted Stock award shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof of the Company, and has otherwise complied with the applicable terms and conditions of such award.

           (iii) Each participant receiving a Restricted Stock award shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

           "The  transferability of this certificate and  the  shares  of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Cliffs Drilling Company 1988 Incentive Equity Plan and an Agreement entered into between the registered owner and Cliffs Drilling Company. Copies of such Plan and Agreement are on file in the offices of Cliffs Drilling Company, Houston, Texas."

            The Committee may require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

          (iv) Subject to the provisions of this Plan and the applicable award agreement, during a period set by the Committee commencing with the date of such award (the "Restriction Period"), the participant shall not be permitted to sell, transfer, pledge, assign or otherwise encumber shares of Restricted Stock awarded under the Plan.

           Based on service, performance and/or such other factors or criteria as the Committee may determine, the Committee may, however, at or after grant provide for the lapse of such restrictions in installments and/or may accelerate or waive such restrictions in whole or in part.

           (v) Except as provided in this Section 8(b), the recipient shall have, with respect to the shares of Restricted Stock covered by any award, all of the rights of a shareholder of the Company, including the right to vote the shares, and the right to receive any dividend, provided, however, that unless otherwise determined by the Committee, any dividends on such shares shall be automatically deferred and reinvested in additional Restricted Stock subject to the same restrictions as the underlying award, to the extent shares are available under Section 3.

           (vi) Except as otherwise provided in this Section 8(b) and in the applicable award agreement, upon termination of a participant's employment with the Company or any Subsidiary or Affiliate for any reason during the Restriction Period for a given award, all shares still subject to restriction shall be forfeited by the participant, provided, however, the Committee may provide for waiver of the restrictions in the event of termination of employment due to death, Disability or Retirement.

           (vii) In the event of hardship or other special circumstances of a participant whose employment with the Company or any Subsidiary or Affiliate is involuntarily terminated (other than for Cause), the Committee may waive in whole or in part any or all remaining restrictions with respect to any or all of the participant's
     Restricted Stock, based on such factors and criteria as the Committee may deem appropriate.
           (viii) If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, unrestricted certificates for such shares shall be delivered to the participant.

      (c) Terms and Conditions Applicable to Deferred Stock Awards. Deferred Stock awards shall be subject to the following terms and conditions:

           (i) Subject to the provisions of this Plan and the applicable award agreement, Deferred Stock awards may not be sold, transferred, pledged, assigned or otherwise encumbered during the period specified by the Committee for purposes of such award (the "Deferral Period"). At the expiration of the Deferral Period (or the Elective Deferral Period defined in Section 8(c)(v), where applicable), share certificates shall be delivered to the participant, or his legal representative, in a number equal to the number of shares covered by the Deferred Stock award.

           Based on service, performance and/or such other factors or criteria as the Committee may determine, the Committee may, however, at or after grant, accelerate the vesting of all or any part of any Deferred Stock award and/or waive the deferral limitations for all or any part of such award.

           (ii) Unless otherwise determined by the Committee, amounts equal to any dividends that would have been payable during the Deferral Period with respect to the number of shares covered by a Deferred Stock award if such shares had been outstanding shall be automatically deferred and deemed to be reinvested in additional Deferred Stock, subject to the same deferral limitations as the underlying award.

           (iii) Except to the extent otherwise provided in this Section 8(c) and in the applicable award agreement, upon termination of a participant's employment with the Company or any Subsidiary or Affiliate for any reason during the Deferral Period for a given award, the Deferred Stock covered by such award shall be forfeited by the participant, provided, however, the Committee may provide for accelerated vesting in the event of termination of employment due to death, Disability or Retirement.

           (iv) In the event of hardship or other special circumstances of a participant whose employment with the Company or any Subsidiary or Affiliate is involuntarily terminated (other than for Cause), the Committee may waive in whole or in part any or all of the remaining deferral limitations imposed hereunder with respect to any or all of the participant's Deferred Stock, based on such factors and criteria as the Committee deems appropriate.

           (v) A participant may elect to further defer receipt of Deferred Stock for a specified period or until a specified event (the "Elective Deferral Period"), subject in each case to the Committee's approval and to such terms as are determined by the Committee. Subject to any exceptions adopted by the Committee, such election must generally be made at least twelve months prior to completion of the Deferral Period for the Deferred Stock award in question (or for the applicable installment of such award).

           (vi) Each award shall be confirmed by, and subject to the terms of, a Deferred Stock agreement executed by the Company and the participant.

Section 9.     Change in Control Provisions.

     (a)  Impact of Event.  In the event of:

          (x) a "Change in Control" as defined in Section 9(b), or

          (y) a "Potential Change in Control" as defined in Section 9(c),

the Committee or the Board may provide that one or more of the following acceleration and valuation provisions shall apply:

           (i) Any or all Stock Appreciation Rights outstanding for at least six months on the date that such Change in Control or Potential Change in Control is determined to have occurred and any or all Stock Options awarded under this Plan not previously exercisable and vested shall become fully exercisable and vested.

           (ii) The restrictions and deferral limitations applicable to any or all Restricted Stock and Deferred Stock awards shall lapse and such shares and awards shall be fully vested.

           (iii) The value of any or all outstanding Stock Options, Restricted Stock and Deferred Stock awards shall be cashed out on the basis of the "Change in Control Price" as defined in Section 9(d) as of the date such Change in Control or Potential Change in Control is determined to have occurred or such other date as the Committee may determine prior to the Change in Control.

      (b) Definition of "Change in Control." For purposes of Section 9(a), a "Change in Control" means the happening of any of the following:

           (i) A tender offer is made and consummated for the ownership of 30% or more of the outstanding voting securities of the Company;

           (ii)   The  Company  shall merge or consolidate  with  another
     corporation and as a result of such merger or consolidation less than 75% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company, other than affiliates (within the meaning of the Exchange Act as in effect on the date the Plan was first approved by the shareholders of the Company (the "Approval Date")) of any party to such merger or consolidation, as the same shall have existed immediately prior to such merger or consolidation;

           (iii) The Company shall sell substantially all of its assets to another corporation which is not a Subsidiary; or

           (iv)   A person, within the meaning of Section 3(a)(9)  or  of
     Section 13(d)(3) (as in effect on the Approval Date) of the Exchange Act, shall acquire 30% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record).

      For purposes hereof, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) (as in effect on the Approval Date) pursuant to the Exchange Act.

      (c)  Definition of "Potential Change in Control".  For purposes  of
Section 9(a), a "Potential Change in Control" means the happening of any one of the following:

           (i) The entering into an agreement by the Company, the consummation of which would result in a Change in Control of the Company as defined in Section 9(b); or

           (ii) The acquisition of beneficial ownership, directly or indirectly, by any entity, person or group (other than the Company or a Subsidiary or any Company employee benefit plan) (including any trustee of such plan acting as such trustee) of securities of the Company representing 5% or more of the combined voting power of the Company's outstanding securities, and the adoption by the Board of a resolution to the effect that a "Potential Change in Control" of the Company has occurred for the purposes of this Plan.

      (d) Change in Control Price. For the purposes of this Section 9, "Change in Control Price" means the highest price per share paid in any transaction reported on the principal United States securities exchange, the NASDAQ National Market System or other principal market on which the stock is traded, or paid or offered in any bona fide transaction related to an actual or Potential Change in Control of the Company, at the time during the preceding sixty-day period as determined by the Committee, except that, in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, such price shall be based only on transactions reported for the date as of which the Committee decides to cashout such options.

Section 10.    Amendments and Termination.

      The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, of discontinuation shall be made which would impair the rights of an optionee or participant under a Stock Option, Stock Appreciation Right or Deferred Stock award theretofore granted, without the optionee's or participant's consent, or which, without the approval of the Company's stockholders, would:
           (a) except as expressly provided in the Plan, increase the total number of shares reserved for purposes of the Plan;

           (b) change the class of employees eligible to participate in the Plan;

          (c) extend the maximum option period under Section 6(b) of the Plan; or

          (d)  increase materially the benefits under the Plan.

     The Committee may amend the terms of any Stock Option or other award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any holder without the holder's consent. The Committee may also substitute new Stock Options for previously granted Stock Options, including previously granted Stock Options having higher option prices.

      Subject to the above provisions, the Board shall have the authority to amend the Plan to take into account changes in applicable tax and securities law and accounting rules, as well as other developments.

Section 11.    Unfunded Status of Plan.

      The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or optionee by the Company, nothing contained herein shall give any such participant or optionee any rights that are greater than those of a general creditor of the Company. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments hereunder consistent with the foregoing.

Section 12.    General Provisions.

      (a) The Committee may require each person purchasing shares pursuant to a Stock Option or Restricted Stock award under the Plan to represent to and agree with the Company in writing that the optionee or participant is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

      All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

      (b) Nothing contained in this Plan shall prevent the Company, a subsidiary or an Affiliate from adopting other or additional compensation arrangements for its employees.

      (c) The adoption of the Plan shall not confer upon any employee of the Company or any Subsidiary or Affiliate any right to continued employment with the Company or a Subsidiary or Affiliate, as the case may be, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment of any of its employees at any time.

      (d)   No  later  than the date as of which an amount first  becomes includible in the gross income of the optionee for Federal income tax purposes with respect to any Stock Option or other award under the Plan, the participant shall pay to the Company, or make any arrangements satisfactory to the Committee regarding the payment of any Federal, state or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company, withholding obligations may be settled with Stock, including Stock that is part of the award that gives rise to the withholding requirement.

      The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company and its Subsidiaries or Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from the payment(s) otherwise due to the participant.

      (e) The Committee shall establish such procedures as it deems appropriate for a participant to designate a beneficiary to whom any amounts payable in the event of the participant's death are to be paid.

     (f) The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Texas.

Section 13.    Effective Date of Plan.

      The Plan shall be effective on the date it is approved by the stockholders of the Company. Grants made prior to such stockholder approval shall be contingent on such approval.

Section 14.    Term of Plan.

      No  Stock  Option,  Stock Appreciation Right, Restricted  Stock  or
Deferred Stock shall be granted pursuant to the Plan on or after the tenth anniversary of the effective date of the plan, but awards granted prior to such tenth anniversary may extend beyond that date.

Section 15.    Automatic Award of Stock Options to Certain Persons.

      Subject to stockholder approval of the Plan, Non-Qualified Stock Options for a total of 2,000 shares of Stock (subject to any adjustments pursuant to Section 5) are hereby granted automatically pursuant to the
Plan, and without any action by the Committee, (a) to each of the Company's initial three non-employee directors, David M. Carmichael, Christie S. Flanagan and Joseph S. Reid, to be effected as of, and deemed to be granted on, July 21, 1988, and (b) to each of the next two non-employee directors of the Company, if any, who is elected for a term commencing within the 2-year period following such date, to be effective as of, and deemed granted on, the date of commencement of such director's term. Each such option will be for a term of 10 years from the date of grant, with 50% of the shares becoming exercisable after 1 year and 25% after each of the succeeding 2 years; provided, however, that such options shall become immediately exercisable upon a "Change of Control" or "Potential Change of Control" as and to the extent provided in Section 9.


                             AMENDMENT NO. 1
                                 TO THE
                         CLIFFS DRILLING COMPANY
                       1988 INCENTIVE EQUITY PLAN


     Pursuant to the terms and provisions of Section 10 of the Cliffs Drilling Company 1988 Incentive Equity Plan (the "Plan"), Cliffs Drilling Company, a Delaware corporation (the "Company"), hereby adopts the following Amendment No. 1 to the Plan (the "Amendment No. 1").

                                   I.

     The first sentence of Section 5 of the Plan is hereby amended in its entirety by substituting the following therefor:

      "The total number of shares of Stock reserved and available for distribution pursuant to Stock Options or other awards hereunder shall be 380,000 shares. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares"

                                   II.

      Each amendment made by this Amendment No. 1 to the Plan has been effected in conformity with the provisions of the Plan. This Amendment No. 1 was adopted by the Board of Directors of the Company on April 9, 1990 and approved by the shareholders of the Company on May 17, 1990.

                                  III.

      At the time of the adoption of this Amendment No. 1 to the Plan, 2,963,079 shares of the Company's common stock, $0.01 par value per share, were outstanding and entitled to vote, 2,412,159 were represented in person or by proxy, of which 1,531,848 shares were voted for this Amendment No. 1, and 558,837 shares were voted against this Amendment No. 1.

     Dated: May 17, 1990

                                   CLIFFS DRILLING COMPANY



                                   By: /s/ James E. Mitchell, Jr.
                                       ---------------------------------
                                       James E. Mitchell, Jr., Secretary



                             AMENDMENT NO. 2
                                 TO THE
                         CLIFFS DRILLING COMPANY
                       1988 INCENTIVE EQUITY PLAN


     Pursuant to the terms and provisions of Section 10 of the Cliffs Drilling Company 1988 Incentive Equity Plan (the "Plan"), Cliffs Drilling Company, a Delaware corporation (the "Company"), hereby adopts the following Amendment No. 2 to the Plan (the "Amendment No. 2").

                                   I.

     The first sentence of Section 5 of the Plan is hereby amended in its entirety by substituting the following therefor:

      "The total number of shares of Stock reserved and available for distribution pursuant to Stock Options or other awards hereunder shall be 490,000 shares. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares"

                                   II.

      Each amendment made by this Amendment No. 2 to the Plan has been effected in conformity with the provisions of the Plan. This Amendment No. 2 was adopted by the Compensation Committee of the Board of Directors of the Company on March 3, 1993 and approved by the shareholders of the Company on May 20, 1993.

                                  III.

      At the time of the adoption of this Amendment No. 2 to the Plan, 4,510,604 shares of the Company's common stock, $0.01 par value per share, were outstanding and entitled to vote, 3,852,646 were represented in person or by proxy, of which 3,457,153 shares were voted for this Amendment No. 2, and 213,982 shares were voted against this Amendment No. 2.

     Dated: May 20, 1993

                                   CLIFFS DRILLING COMPANY



                                   By: /s/ James E. Mitchell, Jr.
                                       ----------------------------
                                       James E. Mitchell, Jr., Secretary



                             AMENDMENT NO. 3
                                 TO THE
                         CLIFFS DRILLING COMPANY
                       1988 INCENTIVE EQUITY PLAN


      Pursuant to the terms and provisions of Section 10 of the Cliffs Drilling Company 1988 Incentive Equity Plan (the "Plan"), Cliffs Drilling Company, a Delaware corporation (the "Company"), hereby adopts the following Amendment No. 3 to the Plan (the "Amendment No. 3").

                                   1.

     The first sentence of Section 5 of the Plan is hereby amended in its entirety by substituting the following therefor:

                "The total number of shares of Stock reserved and available for distribution pursuant to Stock Options or other awards hereunder shall be 650,000 shares. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares."

                                   2.

      Each amendment made by this Amendment No. 3 to the Plan has been effected in conformity with the provisions of the Plan. This Amendment No. 3 was adopted by the Compensation Committee of the Board of Directors of the Company on April 24, 1996 and approved by the shareholders of the Company on May 22, 1996.

                                   3.

      At the time of the adoption of this Amendment No. 3 to the Plan, 6,189,930 shares of the Company's common stock, $0.01 par value per share, were outstanding and entitled to vote, 5,209,869 were represented in person or by proxy, of which 3,781,508 shares were voted for this Amendment No. 3, 1,026,179 shares were voted against this Amendment No. 3 and 402,182 shares abstained from voting.

     Dated:  May 22, 1996.

                                   CLIFFS DRILLING COMPANY



                                   By: /s/ James E. Mitchell, Jr.
                                       ---------------------------
                                       James E. Mitchell, Jr.
                                       Secretary